As filed with the Securities and Exchange Commission on August 31, 1998
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                          MOTOR CARGO INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Utah                                                 87-0406479
------------------------------                            -------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                             845 West Center Street
                           North Salt Lake, Utah 84054
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                             -----------------------

               MOTOR CARGO INDUSTRIES, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                            MARVIN L. FRIEDLAND, ESQ.
                       Vice President and General Counsel
                          Motor Cargo Industries, Inc.
                             845 West Center Street
                           North Salt Lake, Utah 84054
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (801) 292-1111
          (Telephone number, including area code, of agent for service)

                         Copies to: REED W. TOPHAM, ESQ.
                                    Stoel Rives LLP
               One Utah Center, 201 South Main Street, Suite 1100
                           Salt Lake City, Utah 84111
                                 (801) 328-3131

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                                               Proposed
      Title of                                         Proposed                 Maximum
     Securities                                        Maximum                 Aggregate
        to be                Amount to be           Offering Price             Offering                Amount of
     Registered               Registered             Per Share(1)              Price(1)           Registration Fee(1)
     ----------               ----------             ------------              --------           -------------------
 Common Stock,              229,500 Shares               $12.00                $2,754,000               $  834.55
 no par value                48,500 Shares               $12.50                $  606,250               $  183.71
                            222,000 Shares               $ 9.875               $2,192,250               $  664.32
Total                       500,000 Shares                                     $5,552,500               $1,682.58
----------------------------------------------------------------------------------------------------------------------

        (1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and registration fee are calculated based upon the price at which such options may be exercised. As to the remaining shares, the price and registration fee are calculated based upon a price of $9.875 per share, the average of the high and low sales prices for the Registrant's common stock reported on the Nasdaq National Market on August 27, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act");

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in subparagraph (a), above; and

                  (c) Description of the Registrant's Common Stock, no par value, contained in the registration statement on Form 8-A filed pursuant to
Section 12(g) of the Exchange Act, including any amendment thereto or report filed under the Exchange Act for the purpose of updating such information.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

                  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable as the Registrant's stock is registered under
Section 12 of the Exchange Act.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 16-10a-902 ("Section 902") of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnified Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify a director in connection with a Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

                  Section 16-10a-903 ("Section 903") of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim with respect to which he has been successful.

                  In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 ("Section 905") of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.

                  Section 16-10a-904 ("Section 904") of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

                  Section 16-10a-907 ("Section 907") of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under
Section 903 and is entitled to apply for court ordered indemnification under
Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

                  The Company's Bylaws provide that the Company may indemnify an individual made a party to a proceeding because he is or was a director of the Company against liability if the Company has authorized the indemnification pursuant to (i) the majority vote of the Board of Directors of the Company present at a meeting at which a quorum is present, with only those directors not party to the proceeding being counted to satisfy the quorum, (ii) the majority vote of a committee of the Board of Directors of the Company consisting of two or more directors not party to the proceeding, (iii) where the procedure set forth in clauses (i) and (ii) above cannot be satisfied, the majority vote of the full Board of Directors of the Company, including any directors who are party to the proceeding, or (iv) the majority vote of the shareholders of the Company. In addition, a determination must be made in the same manner as described in the preceding sentence, or by special legal counsel selected by the Board of Directors of the Company or its committee, to the effect that the standard of conduct set forth in Section 902 has been met.

                  The Bylaws also provide that the Company may pay for or reimburse in advance of final disposition of any proceeding the reasonable expenses incurred by an individual made a party to a proceeding because he is or was a director of the Company if authorization of such payment is made in the same manner as described in the first sentence of the preceding paragraph and a determination is made in the same manner as described in the last sentence of the preceding paragraph that (i) the individual has furnished to the Company a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 902, (ii) the individual has furnished to the Company a written undertaking to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct set forth in
Section 902, and (iii) the facts then known to those making the determination would not preclude indemnification under the Bylaws of the Company or Section 904.

                  The Bylaws of the Company also provide that the Company may indemnify and advance expenses to any individual made a party to a proceeding because the individual is or was an officer, employee, fiduciary, or agent of the Company to the same extent as to an individual made a party to a proceeding because he is or was a director of the Company, or to a greater extent, if not inconsistent with public policy, if provided for by general or specific action of the Board of Directors of the Company.

                  The Company's Articles of Incorporation and Bylaws have similar provisions providing that a director of the Company shall not be liable to the Company or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the Company or its shareholders, (iii) a violation of Section 16-10a-842 of the Revised Act which prohibits unlawful distributions by a corporation or its shareholders, or (iv) an intentional violation of criminal law. Utah law permits director liability to be eliminated to the extent liability for the items described in clauses (i) through (iv) of the preceding sentence is preserved.

                  Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Company maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  4.1               Articles of Incorporation of the Company (incorporated by reference to Exhibit
                                    3.1 to the Company's Registration Statement on Form S-1 (File No. 333-37211)).

                  4.2               Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's
                                    Registration Statement on Form S-1 (File No. 333-37211)).

                  4.3               Motor Cargo Industries, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No.
                                    333-37211)).

                  5                 Opinion of Stoel Rives LLP*

                  23.1              Consent of Grant Thornton LLP.*

                  23.2              Consent  of  Stoel  Rives  LLP  (included  in  Exhibit  5 to this  Registration
                                    Statement)

-------------------------
* Filed herewith


ITEM 9.           UNDERTAKINGS.

                  (a)  RULE 415 UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b)  SUBSEQUENT EXCHANGE ACT FILINGS UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c)  INDEMNIFICATION UNDERTAKINGS.

                  Reference is made to the provisions of the Company's Articles of Incorporation and the Utah Revised Business Corporations Act, described in
Item 6 hereof, which provide for certain rights of indemnification for officers and directors of the Registrant.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Salt Lake City, State of Utah on August 28, 1998.

                                        Motor Cargo Industries, Inc.


                                        By:   /s/ Marvin L. Friedland
                                              ----------------------------------
                                              Marvin L. Friedland
                                              Vice President and General Counsel

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the date set forth above.

           SIGNATURE                                             TITLE
           ---------                                             -----

 /s/ Harold R. Tate                                      Chairman of the Board
-----------------------------------
Harold R. Tate


 /s/ Marshall L. Tate                                    President and Chief Executive
-----------------------------------                      Officer and Director
Marshall L. Tate                                         (Principal Executive Officer)


 /s/ Lynn H. Wheeler                                     Vice President, Finance and
-----------------------------------                      Chief Financial Officer
Lynn H. Wheeler                                          (Principal Financial and
                                                         Accounting Officer)


 /s/ Marvin L. Friedland                                 Director
-----------------------------------
Marvin L. Friedland


  /s/ Robert Anderson                                    Director
-----------------------------------
Robert Anderson


  /s/ James Clayburn LaForce, Jr.                        Director
-----------------------------------
James Clayburn LaForce, Jr.

                                  EXHIBIT INDEX


Item No.                                      Exhibit
--------                                      -------
4.1               Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the
                  Company's Registration Statement on Form S-1 (File No. 333-37211)).

4.2               Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration
                  Statement on Form S-1 (File No. 333-37211)).

4.3               Motor Cargo Industries, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-37211)).

5                 Opinion of Stoel Rives LLP*

23.1              Consent of Grant Thornton LLP.*

23.2              Consent of Stoel Rives LLP (included in Exhibit 5 to this Registration Statement)


----------
* Filed herewith